As filed with the Securities and Exchange Commission on April 4, 1994
                                             Registration No. 33-4711

                    SECURITIES AND EXCHANGE COMMISSION
                   POST-EFFECTIVE AMENDMENT NO. 8 TO THE
               REGISTRATION STATEMENT ON FORM S-1 UNDER THE
                          SECURITIES ACT OF 1933
        (WITH S-3 INFORMATION ABOUT LINCOLN NATIONAL CORPORATION)

Lincoln National Corporation        The Lincoln National Life Insurance
(Exact name of registrant as            Company Agents' Savings and
 specified in its charter)                  Profit-Sharing Plan
                                       (Exact name of registrant
                                       as specified in its charter)

          Indiana                                 Indiana
 (State of Incorporation)               (State of Incorporation)

        35-1140070                               35-0472300
    (I.R.S. Employer                          (I.R.S. Employer
   Identification No.)                       Identification No.)

   200 E.Berry Street                      1300 South Clinton Street
   Fort Wayne, Indiana  46802              Fort Wayne, Indiana 46802
        (219)455-2000                            (219)455-2000
(Address, including zip code and        (Address, including zip code and
telephone number, including area        telephone number, including area
 code of registrant's principal          code of registrant's principal
       executive offices)                      executive offices)

                              Jack D. Hunter
                            200 E. Berry Street
                         Fort Wayne, Indiana 46802
                               (219)455-2000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   [ X ]

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement will also be used in connection with the securities registered pursuant to Registration Statements Nos. 2-91708 and 2-83029.

            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY AGENTS'
                      SAVINGS AND PROFIT-SHARING PLAN

                      POST-EFFECTIVE AMENDMENT No. 8

                           Cross Reference Sheet


     Showing Location in Prospectus of Information Required by Items of Form S-1 Pursuant to Item 501(b) of Regulation S-K.

Item of Form S-1                           Location in Prospectus

Item 1.   Forepart of the Registration     Forepart of the Registration
          Statement and Outside Front      Statement and Front Cover Page of
          Cover Page of Prospectus         Prospectus

Item 2.   Inside Front and Outside Back    Inside Front Cover Page of
          Cover Pages of Prospectus        Prospectus

Item 3.   Summary Information, Risk         GENERAL INFORMATION
          Factors and Ratio of Earnings
          to Fixed Charges

Item 4.   Use of Proceeds                  SUMMARY OF THE PLAN -- Investment
                                           of Contributions

Item 5.   Determination of Offering Price  Not Applicable

Item 6.   Dilution                         Not Applicable

Item 7.   Selling Security Holders         Not Applicable

Item 8.   Plan of Distribution             SUMMARY OF THE PLAN -- Sale of
                                           Stock to the Trustee

Item 9.   Description of Securities to     SUMMARY OF THE PLAN
          be Registered

Item 10.  Interests of Named Experts       Not Applicable
          and Counsel

Item 11.  Information with Respect to      SUMMARY OF THE PLAN
          the Registrant

Item 12.  Disclosure of Commission         INDEMNIFICATION OF OFFICERS,
          Position on Indemnification      DIRECTORS, EMPLOYEES AND AGENTS
          for Securities Act Liabilities

                         LINCOLN NATIONAL CORPORATION

                            Cross Reference Sheet

     Showing Location in Prospectus of Information Required by Items of Form S-3 Pursuant to Item 501(b) of Regulation S-K.

Item of Form S-3                           Location in Prospectus

Item 1.   Forepart of the Registration     Forepart of the Registration
          Statement and Front Cover Page   Statement and Front Cover
          of Prospectus                    Page of Prospectus

Item 2.   Inside Front and Outside Back    Inside Front and Outside Back
          Cover Pages of Prospectus        Cover Pages of Prospectus

Item 3.   Summary Information, Risk        GENERAL INFORMATION
          Factors and Ratio of Earnings
          to Fixed Charges

Item 4.   Use of Proceeds                  Not Applicable

Item 5.   Determination of Offering        Not Applicable
          Price

Item 6.   Dilution                         Not Applicable

Item 7.   Selling Security Holders         Not Applicable

Item 8.   Plan of Distribution             SUMMARY OF THE PLAN -- Sale of
                                           Stock to the Trustee

Item 9.   Description of Securities to     LINCOLN NATIONAL CORPORATION
          be Registered                    COMMON STOCK

Item 10.  Interests of Named Experts       Not Applicable
          and Counsel

Item 11.  Material Changes                 Not Applicable

Item 12.  Incorporation of Certain         INCORPORATION OF ADDITIONAL
          Information by Reference         DOCUMENTS BY REFERENCE

Item 13.  Disclosure of Commission         INDEMNIFICATION OF OFFICERS,
          Position on Indemnification      DIRECTORS, EMPLOYEES AND
          for Securities Act Liabilities   AGENTS

                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY

                          1300 South Clinton Street
                          Fort Wayne, Indiana 46802
                                (219)455-2000

                   AGENTS' SAVINGS AND PROFIT-SHARING PLAN

                                   Offering
                         LINCOLN NATIONAL CORPORATION
                                 Common Stock
                              Without Par Value


     This amended Prospectus relates to 20,000,000 "Plan Interests" in The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan (the Plan) registered by the initial Registration Statement on April 30, 1986. It also relates to 1,600,000 shares of Common Stock of Lincoln National Corporation, being offered and sold to eligible agents of The Lincoln National Life Insurance Company and its affiliates who participate in the Plan (singly, an "Agent"; collectively, the "Agents"). A previous registration is still in effect with respect to the above-mentioned shares of Lincoln National Corporation Common Stock.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


          (NOTE:  FOUR (4) OF THE THIRTEEN INVESTMENT OPPORTUNITIES
               AVAILABLE TO PARTICIPATING AGENTS ARE HIGH-RISK
                       COMMON STOCK FUNDS.  SEE PAGE 7
                             OF THE PROSPECTUS.)


     No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Lincoln National Corporation or the Plan. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to or from any person to whom it is unlawful to make or solicit such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has or has not been any change in the information contained herein since the date hereof.

          The date of this Prospectus is April 30, 1994.

                      TABLE OF CONTENTS
                                                         Page

GENERAL INFORMATION . . . . . . . . . . . . . . . . .
SUMMARY OF THE PLAN . . . . . . . . . . . . . . . . .
    Purpose . . . . . . . . . . . . . . . . . . . . .
    Eligibility and Participation . . . . . . . . . .
    Agent Contributions . . . . . . . . . . . . . . .
    Rollover Contributions. . . . . . . . . . . . . .
    Suspension of Agent Contributions . . . . . . . .
    Employer Contributions. . . . . . . . . . . . . .
    Limitations on Contributions. . . . . . . . . . .
    Investment of Contributions . . . . . . . . . . .
    Valuation of Investments. . . . . . . . . . . . .
    Expenses of the Plan. . . . . . . . . . . . . . .
    Vesting . . . . . . . . . . . . . . . . . . . . .
    Accounts. . . . . . . . . . . . . . . . . . . . .
    Withdrawals . . . . . . . . . . . . . . . . . . .
    Agent Loans . . . . . . . . . . . . . . . . . . .
    Distributions . . . . . . . . . . . . . . . . . .
         Vested Amounts . . . . . . . . . . . . . . .
         Death, Disability, Retirement or
            Termination of Service. . . . . . . . . .
    Fractional Shares . . . . . . . . . . . . . . . .
    Employer Contribution Account . . . . . . . . . .
         Automatic Crediting of Account Balances. . .
         Withdrawals from the Retirement Option
           Account. . . . . . . . . . . . . . . . . .
         Investment of Contributions  . . . . . . . .
    Beneficiary Designation . . . . . . . . . . . . .
    Assignment. . . . . . . . . . . . . . . . . . . .
    Amendment or Termination. . . . . . . . . . . . .
    Administration of the Plan. . . . . . . . . . . .
         Trustee. . . . . . . . . . . . . . . . . . .
         Plan Administrator . . . . . . . . . . . . .
    Voting of Shares. . . . . . . . . . . . . . . . .
    Federal Income Tax Consequences . . . . . . . . .
    Tax and Withholding . . . . . . . . . . . . . . .
    Employee Retirement Income Security Act of 1974 .
    Sale of Stock to the Trustee. . . . . . . . . . .
    Agent's Rights Under ERISA. . . . . . . . . . . .
    Participation Interests Are Securities. . . . . .
    Financial Statements. . . . . . . . . . . . . . .
LINCOLN NATIONAL CORPORATION COMMON STOCK . . . . . .
    Dividend Rights . . . . . . . . . . . . . . . . .
    Voting Rights . . . . . . . . . . . . . . . . . .
    Liquidation Rights. . . . . . . . . . . . . . . .
    Pre-emptive Rights  . . . . . . . . . . . . . . .
    Assessment. . . . . . . . . . . . . . . . . . . .
    Modification of Rights. . . . . . . . . . . . . .
    Other Provisions. . . . . . . . . . . . . . . . .
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
    AND AGENTS. . . . . . . . . . . . . . . . . . . .
EXPERTS . . . . . . . . . . . . . . . . . . . . . . .
LEGAL OPINION . . . . . . . . . . . . . . . . . . . .
INCORPORATION OF ADDITIONAL DOCUMENTS . . . . . . . .
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . .

   Lincoln National Corporation is subject to the informational require- ments of the Securities and Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference Room: 450 Fifth Street, N.W., Room 1024, Washington, D.C.; and at certain of its Regional Offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and at the Federal Building, 75 Park Place, Room 1228, New York, New York 10007. Copies of these materials may also be obtained from the Commission at prescribed rates by mailing a request to the Public Reference Branch, Securities and Exchange Commission, Washington, D.C. 20549. Such reports, proxy statements and other informa- tion can also be inspected at the offices of the New York, Midwest, Pacific, London and Tokyo Stock Exchanges. In addition, Lincoln National Corporation will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus (excluding unincorporated exhibits) but not delivered with it. Such requests should be made to C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706, telephone: (219) 455-3271.

GENERAL INFORMATION

     The Plan was first adopted by the Board of Directors of The Lincoln National Life Insurance Company (the "Company") on May 11, 1978, effective January 1, 1979, for the benefit of eligible Agents of the Company and any participating affiliates, sometimes collectively referred to in this Prospectus as "Employers". However, as of the date of this Prospectus, the Company was the only "Employer".

     The Plan enables eligible Agents serving the Employer as independent contractors a convenient and systematic method of saving. Under the Plan there are eight investment funds, one of which is the Lincoln National Corporation ("LNC") Stock Fund (see "Investment of Contributions"). Norwest Bank Fort Wayne, N.A., Fort Wayne, Indiana, is the Trustee of the Plan (see "Administration of the Plan - Trustee").

     LNC, an Indiana corporation, is an insurance holding company which provides through its subsidiaries and on a national basis life and health insurance and annuities, property-casualty insurance, reinsurance and other financial services. The Lincoln National Life Insurance Company, LNC's largest subsidiary, is one of the largest stockholder-owned life insurers in the United States. The principal executive offices of LNC are at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219)455-2000.

     The major features of the Plan, as amended, are described below. The statements contained in this Prospectus concerning the Plan are brief summaries and are qualified in their entirety by reference to the terms of the Plan itself. Copies of the Plan may be examined by eligible Agents and their beneficiaries upon request at the principal executive offices of the Company.


SUMMARY OF THE PLAN

Purpose

     The purpose of the Plan is to encourage and assist eligible Agents in adopting a regular savings and investment program and to help provide additional security for their retirement.

Eligibility and Participation

     Agents who are at least 21 years of age and have completed one Eligibility Year of Service are qualified to participate in the Plan. An Agent is an independent contractor classified by an Employer as a full-time life insurance salesman under the Federal Insurance Contributions Act and operating under a contract directly with an Employer. This definition does not include any person who is a party to a subsidy or an advance agreement



V10N0XLU/8/LCT
with an Employer. An Eligibility Year of Service is the first twelve-month period in which an Agent has completed at least 22 weeks of service. If
22 weeks of service are not completed in the initial twelve-month period, an Eligibility Year of Service will be any calendar year (including the calen- dar year next following an Agent's first day of service) in which the Agent has completed at least 22 weeks of service. For purposes of determining eligibility, service includes any service as an employee of the Company or of an affiliate.

     An eligible Agent may become a participant in the Plan by filing an appropriate enrollment form with the Plan Administrator (see "Plan Admini-strator") which designates his rate of pre-tax contributions (minimum 1%), the manner in which his contributions are to be invested (see "Investment of Contributions"), and a beneficiary to receive benefits under the Plan in the event of the Agent's death. The enrollment form also authorizes the Employers to reduce an Agent's earned commissions for his contributions. Enrollment forms are available from the Company's Benefit Section. Parti-cipation in the Plan will become effective on the Enrollment Date (which is defined as January 1, April 1, July 1, or October 1) next following (by at least 10 days) the date the form is received by the Plan Administrator.

     As of November 5, 1994, there were 1298 Agents eligible to participate in the Plan, and 869 Agents actually participating in the Plan.

           PARTICIPATION IN THE PLAN IS ENTIRELY VOLUNTARY, AND
          THE EMPLOYERS MAKE NO RECOMMENDATIONS AS TO WHETHER ANY
             ELIGIBLE AGENT SHOULD OR SHOULD NOT PARTICIPATE.

Agent Contributions

     A participating Agent may make pre-tax contributions at a rate of at least 1%, but not more than 15%, of his earned commissions. The Agent consents to this reduction of compensation in his enrollment form. [Effective January 1, 1989, the Plan stopped accepting after-tax contributions. After-tax contributions to the Plan prior to that date remain in the Plan.]

     Contributions must be made in whole multiples of 1%. An Agent may change the rate of contributions on any payday, by completing a new enrollment card with his Employer within ten working days prior to that payday.

Rollover Contributions

     Upon application and prior consent of the Benefits Investment Committee, a participating Agent may make a Rollover Contribution to the Plan, in the form and manner required by the Plan and the Code.




V10N0XLU/9/LCT

Suspension of Agent Contributions

     A participating Agent, upon written notice to the Plan Administrator, may suspend contributions to the Plan. An Agent who suspends contributions may again begin contributing to the Plan only upon executing and filing a new enrollment form (see "Eligibility and Participation").

Employer Contributions

     Employer contributions will be made solely out of accumulated profits and earnings. The Employer will make a contribution based on the ratio of the percentage increase in LNC Common Stock book value to the average percentage increase in book value of a peer group of companies as selected by the Board of Directors prior to the end of the first quarter of each plan year. This ratio will be determined annually for purposes of the Plan by the Board of Directors. (See Item B, below, for Employer Contributions for 1992 transition year.)

     The Employer will contribute an amount determined from the following schedule for each dollar contributed up to 6% of eligible commissions each pay period:

     Percentage Increase in LNC
     Book Value as a Percentage of
     Peer Group Average Increase               Employer Contribution

           100% or less                                  $ .25
           110%                                            .50
           120%                                            .75
           130%                                           1.00
           140%                                           1.25
           150%                                           1.50

     In the event that the book value comparison falls between the increments noted in the schedule above, the Employer contribution will be adjusted proportionately. For example, if the comparison is 124%, the Employer contribution will be $.85.

     The minimum Employer contribution ($.25) will be made each pay period. Any additional Employer contribution necessary to bring the total employer contribution to the level noted above will be made in a lump sum following the annual determination of the ratio of percentage increase. To be eligible for this additional amount, the individual must have been either a full time life insurance salesman or an employee on the last day of the plan year for which the contribution is being made.

     Agents who terminated due to death, disability, or retirement are deemed not to have terminated for purposes of this section.

Limitations on Contributions

     It may be necessary to amend the Plan from time to time in order to establish and maintain its qualified status under the Internal Revenue Code of 1986, as amended (the "Code"). These amendments may cause prospective reductions to the Agent and Employer contributions.


V10N0XLU/10/LCT

     The Plan (and other similar plans maintained by the Employer), must meet specified non-discrimination rules as established by the Internal Revenue Service ("IRS"). The IRS has established these rules to assure that the Plan does not favor higher paid Agents. If it is determined that the Plan (separately or, at the Employer's option, when combined with other plans maintained by the Employer) is not in compliance and does not meet the non-discrimination rules, adjustments may be necessary and may require that the Plan Administrator revoke or modify the Agent's election to make Contributions, or direct the Employer to delay payment of Agent Pre-Tax Contributions for a period not to exceed 30 days past the end of the Plan Year in question.

     If the foregoing limits are exceeded, then, first, in order to reduce the excess, the Plan Administrator will reduce the amount of employer con-tributions for that year to the extent necessary to eliminate the excess; and, if additional adjustments are required, the Plan Administrator will then reduce the Agent's contributions for that year, to the extent necessary to eliminate the excess. Excess Agent contributions and non-forfeitable Employer contributions will be refunded and forfeitable excess Employer contributions will be held in a suspense account to reduce the amount of Employer contributions under the Plan due thereafter, or, if the Plan is terminated, the excess amount will be allocated pro rata to the other Agents participating in the Plan as of the date of Plan termination.

     Notwithstanding the foregoing, during any calendar year, the sum of the Agent's pre-tax contributions and employer contributions may not exceed the lesser of 25% of the Agent's taxable income or $30,000. In addition, the maximum amount of compensation to be taken into account in determining benefits under the Plan may not exceed $150,000.00 for 1994, and the Agent's contributions may not exceed $9,240.00 for calendar year 1994. The figures for calendar year 1994 may also change, depending upon certain cost-of-living adjustments.

Investment of Contributions

     ALL CONTRIBUTIONS UNDER THE PLAN WILL BE HELD IN TRUST FOR THE AGENTS. ALL AGENTS' PRE-TAX AND AFTER-TAX [IF ANY] CONTRIBUTIONS (AND EARNINGS THEREON) WILL BE INVESTED BY THE TRUSTEE IN ONE OR MORE OF THE FOLLOWING FUNDS AT THE DIRECTION OF THE AGENT:

1. LNC Common Stock Fund, which invests in shares of LNC common stock, without par value ("Common Stock" or "LNC
    Common Stock").  A fund such as the LNC Common Stock
    Fund which invests in the stock of a single issuer is not diversified and therefore is a riskier investment than a fund which invests in a diversified pool of stocks of companies with similar characteristics as the LNC Common Stock.

2. Government Bond Fund, which directly or indirectly invests in fixed income securities issued by the U.S. Government. The Trustee currently holds a group annuity contract issued by The Lincoln National Life Insurance Company ("LNL") which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Government Bond Fund.

3. Guaranteed Fund, which invests primarily in contracts which guarantee a rate of interest and principal. The
    Trustee currently holds a group annuity contract issued by LNL which is the primary asset of this Fund;

V10N0XLU/11/LCT

4. Core Equity Fund, which directly or indirectly primarily invests in the common stock of established companies. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Core Equity Fund;


5. Medium Capitalization Equity Fund, which directly or indirectly primarily invests in the stock of new, rapid growth companies. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Medium Capitalization Equity Fund. The current description of that segregated account identifies it as a high-risk, aggressive common stock fund.


6. Short Term Fund, which invests directly or indirectly primarily in notes of government agencies and private corporations. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Short Term Fund;


7. Large Capitalization Equity Fund, which directly or indirectly invests primarily in high-risk common stocks which have the potential for a significant appreciation in value over an 18 to 24-month period. The additional risk over that associated with other common stock funds may result in greater returns. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Large Capitalization Equity Fund.


8. Government/Corporate Bond Fund, which invests directly or indirectly in Corporate and U.S. Government bonds, and mortgage-backed secuties.


9. Value Equity Fund, which directly or indirectly primarily invests in large capitalization stocks of conservative companies which are leaders in their industries. This is a conservative stock account.
    Therefore, investments in this account are not as risky as investments in aggressive equity accounts because the account invests in stocks of large, well-known companies that are bought at low prices but which have strong earning power. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Value Equity Fund.

10. International Equity Fund, which directly or indirectly invests in stocks of non-United States companies. The International Equity Fund is an aggressive equity account which is a high-risk investment in non-U.S. stocks involving the same type of risk as in domestic aggressive equity stocks but bears an additional risk factor because of changes in the exchange rates between U.S. dollars and foreign currencies and other variables associated with international investing. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the International Equity Fund.

11. High Yield Bond Fund, which directly or indirectly primarily invests in below-investment-grade bonds.
    This is a high-risk fund. There is greater risk in investing in this fund than in the Government/Cor-porate Bond Fund because this fund invests in lower-quality bonds (commonly known as "junk bonds") and there is a higher chance that the issuer will not be able to repay the promised interest or principal. The
    Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the High Yield
    Bond Fund.

12. Small Capitalization Equity Fund, which directly or indirectly primarily invests in stocks of small companies which have the potential to grow rapidly and produce superior returns. This Fund is an aggressive equity account that has higher risk than investments in large- and medium-sized companies. The additional risk over that associated with other common stock funds may result in greater returns. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Small Capitalization Equity Fund.

13. Balanced Fund, which directly or indirectly primarily invests in three different assets classes: stocks, bonds, and money market instruments. Because the Balanced Fund contains a wide variety of investments, it has a correspondingly wide variety of risk characteristics across those securities. A wide variety of risk characteristics means that balanced accounts can have less volatility over time than a fund which invests in only one type of security. The Balanced Fund is riskier than a pure bond account but less risky than a conservative stock account. The Trustee currently holds a group annuity contract issued by LNL which provides for contributions to an LNL segregated investment account whose investment objectives are the same as those of the Balanced Fund.




     DEPENDING ON HIS OR HER INVESTMENT NEEDS AND OBJECTIVES, AN AGENT MAY CONCENTRATE OR DIVERSIFY THE INVESTMENT OF DEPOSITS IN THE FUNDS LISTED ABOVE. ANY DIRECTION BY AN AGENT FOR THE INVESTMENT OF DEPOSITS WILL BE DEEMED A CONTINUING DIRECTION UNTIL CHANGED BY THE AGENT. THE TRUSTEE WILL INVEST AN AGENT'S DEPOSITS IN THE SHORT TERM FUND IF NO
INVESTMENT DIRECTION IS IN EFFECT. ALL EMPLOYER CONTRIBUTIONS (AND EARNINGS THEREON), WHEN MADE, WILL BE INVESTED BY THE TRUSTEE IN THE LNC COMMON STOCK FUND.

V10N0XLU/12/LCT

     Distributions will generally be in cash or, in the case of the LNC Common Stock Fund, in LNC Common Stock. The named fiduciary reserves the right to direct the Trustee to make distributions of assets of the Trust in kind (see "Distributions").

     An Agent may terminate his election to invest in a particular Fund or change investment selection for his future deposits by filing with the Plan Administrator a written direction specifying such termination or change.
In addition, other than with respect to Employer contributions which have not matured (been in the Plan for at least two plan years after the plan year for which they were contributed), an Agent may, no more than once each quarter, transfer part or all of the current Fund balances to another Fund or Funds, subject to any limitations imposed by a particular fund. Forms for making changes are available from the Company's Benefits Section. Any such terminations, changes, or transfers permitted by this paragraph and for which the Plan Administrator is given proper written direction, will take effect on a date to be determined by the Plan Administrator, which, under normal circumstances, will be the next valuation date following receipt of the written direction. In the event market conditions restrict the ability of the Trustee to comply with transfer requests, transfer amounts will be pro-rated per each Participant making a transfer request. This will be based on the total value of the amounts being requested for transfer.

     Amounts contributed to the Plan will be invested by the Trustee as soon as reasonably possible after receipt, and in accordance with the Agent's directions and the provisions of the Plan. Assets acquired under the Plan are purchased primarily in the open market. In addition to purchasing LNC Common Stock on the open market, the Trustee may from time to time purchase authorized and unissued shares directly from LNC, or purchase outstanding shares directly from LNC shareholders. Under the terms of the Plan certain fees, commissions, and other expenses are charged to the Plan.

     The election of investment Funds is the sole responsibility of the Agent and should be made in light of his investment needs and objectives. The following Table sets forth, for the various Investment Funds in the Plan, the annualized yield earned on investments in those Funds (assuming the reinvestment of dividends and interest, respectively) for the Plan Years 1987 through 1992. The comparison is based on past performance of the Investment Funds and is not necessarily indicative of future performance.















V10N0XLU/13/LCT

**** AGENTS -- PLEASE READ: This table has been prepared to assist you in making your investment designations under the Plan. However, THE VALUE OF THIS INFORMATION IS LIMITED, AND YOU SHOULD CONSULT A QUALIFIED INVESTMENT ADVISER BEFORE MAKING YOUR DESIGNATIONS. ****

                  COMPARATIVE PERFORMANCE OF INVESTMENT FUNDS
       [Percentage Increase/(Decrease) in Value of Investments, Assuming
         Such Investments Were Held in Each Fund for a Plan Year](1)1

Investment                                 Plan Year
   Fund             1988        1989      1990     1991     1992       1993
LNC Common
  Stock Fund        14.29%      46.17%    (26.94%) 37.24%   37.51%     15.10%

Government
  Bond Fund          5.35%      14.08%      8.33%  12.83%    6.81%      7.21%

Guaranteed Fund(4)   9.49%       9.26%      8.95%   8.70%
8.15%                7.25%

Growth Equity/Common
  Stock Fund         9.85%      23.04%       .40%  29.06%    2.00%     11.63%

Special Opportunities
 Common Stock Fund  10.81%      35.15%      5.19%  55.43%
12.01%              12.71%

Short Term/Money
  Market Fund        7.70%       9.29%      8.09%   5.95%    3.49%      2.97%

Select Equity
  Fund2,3              N/A         N/A        N/A  48.05%    6.24%     10.88%

Corporate Bond Fund  8.16%      13.78%      6.31%  16.43%
7.25%               12.36%

Footnotes:
1) The yield information given here is measured by overall performance of each Fund as if the investments were held for the entire Plan Year.
    This table should not be compared to tables presented prior to April 30, 1986. For the 1989 and 1990 Plan Years, the last day of the Plan Year was December 30. For all other years it is December 31.
2) This is a high-risk fund. See "Investment of Contributions", in this Prospectus.
3)  Effective January 1, 1991, the Plan began offering the Select Equity
    Fund.
4) Effective April 1, 1994, the rate which is guaranteed is no longer guaranteed for twelve (12) months, but rather just for the calendar quarter in which the investment is received. Monies invested in quarters beginning prior to April 1, 1994, are guaranteed at a minimum to be credited with a rate of interest not less than the guaranteed rate on those monies for the remainder of the period of the existing guarantee.


                               RISK FACTORS
BECAUSE OF FLUCTUATIONS IN THE STOCK MARKET WHICH ARE GENERALLY INHERENT IN COMMON STOCK INVESTING, IT SHOULD BE NOTED THAT INVESTMENT IN EQUITY (I.E., STOCK) FUNDS IS GENERALLY MORE RISKY THAN INVESTMENT IN BOND FUNDS, THE SHORT TERM FUND OR THE GUARANTEED FUND.

Investing in Foreign Securities. Investments in foreign securities involve risks that are different in some respects from investments in securities of U.S. issuers, such as the risk of fluctuations in the value of the currencies in which they are denominated; the risk of adverse political and economic developments; and, with respect to certain countries, the possibility of expropriation, nationalization, or confiscatory taxation, or of limitations on the removal of funds or other assets of the particular fund in question. Securties of such foreign countries are less liquid and more volatile than securities of comparable domestic companies.

There may be less publicly available information about foreign issuers than domestic issuers, and foreign issuers generally are not subject to the uniform accounting, auditing and financial reporting standards, practices and requirements applicable to domestic issuers. Delays may be encountered in settling securities transactions in certain foreign markets, and the Fund in question will incur costs in converting foreign currencies into U.S. dollars. Custody charges are generally higher for foreign securities. Special currency-hedging strategies may also be necessary as the realtionship of the foreign issuer's currency to the U.S. dollar changes.

High-Yield/High Risk Bonds. Lower-rated bonds involve a higher degree of credit risk (the risk that the issuer will not make interest or principal payments when due). In the event of an unanticipated default, the Fund in question would experience a reduction in its income, and could expect a decline in the market value of the securities so affected. During an economic downturn or substantial period of rising interest rates, highly-leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing.

The market prices for lower-grade securities are generally less sensitive to interest rate changes than are the prices for higher-rated investments, but they are more sensitive to adverse economic or political changes (or, in the case of corporate issuers, to individual corporate developments.) Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Since the last major economic recession, there has been a substantial increase in the use of high-yield debt securities to fund highly-leveraged corporate acquisitions and restructurings, so past experience with high-yield securities in a prolonged economic downturn may not provide an accurate indication of future performance during such periods. Lower-rated securities may also have less liquid markets than higher-rated securities, and their liquidity as well as their value may be negatively affected by adverse economic conditions. Adverse publicity and investor perceptions, as well as new or proposed laws, may also have a negative impact on the market for high-yield/high-risk bonds. Finally, unrated debt securities--including sovereign debt of foreign governments--may also be deemed high-risk securities by the Fund in question.

V10N0XLU/14/LCT                      - 10 -

Valuation of Investments

     Securities authorized for investment under the Plan will be valued as of the Valuation Date on the basis of (1) the closing price on an exchange on which such securities are listed, (2) the average bid quotations for such securities (3) quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities, (4) the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests, or (5) the average sale or purchase price of the securities when the Trustee is required to sell or purchase securities on the open market to comply with the requests of employees. A Valuation Date is the date following a payday, on which all distributions, loans and transfers are processed but normally no longer than 14 days from the payday following receipt of the written request. The named fiduciary may declare additional Valuation Dates throughout the year.

Expenses of the Plan

     Expenses of administration of the Plan, including fees, brokerage commissions and annuity sales charges, transfer taxes and other expenses charged or incurred by the Trustee, will be paid out of the assets of the Plan except to the extent paid by the Employers.

Vesting

     An Agent is fully vested in his pre-tax contributions under the Plan at all times.

    Employer contributions vest based upon years of service:

    Years of Service                   Percent Vested

           1                                  0%
           2                                 50%
       3 or more                            100%

     A "year of service" means any calendar year in which the Agent is at least 18 years of age and is either a full-time life insurance salesman or an employee in the service of the Employer on the last day of that Plan Year.

Accounts

     The Trustee will establish and maintain for each participating Agent separate participant accounts. A "Pre-tax Contribution Account" will be created for each participating Agent to hold the portion of an Agent's interest in the Plan which is attributable to his pre-tax contributions.
An "After-tax Contribution Account" will also be maintained for each Agent who had an interest in the Plan attributable to his after-tax contributions prior to 1989. "Employer Contribution Accounts" will be created for each participating Agent to hold the portion of his interest in the Plan which is attributable to Employer contributions made on that Agent's behalf, including one account for Employer contributions that have been in the Plan for at least two plan years after the plan year for which they were contributed, and a second account for Employer contributions in the Plan less than two plan years after the plan year for which they were
contributed.   A "Rollover Account" will be created to hold rollover
contributions, if any, accepted into the Plan.

V10N0XLU/15/LCT

     Shortly after the end of each Plan Year, the Trustee will furnish to each participating Agent a current statement of his accounts in the Plan. This statement will indicate the amount of investments purchased during the Plan Year with that Agent's contributions and Employer contributions, the amount, if any, of cash credits to that Agent's accounts and a statement of the assets currently being held by the Trustee for that Agent. Within nine months after the end of each Plan Year, the Plan Administrator will furnish each participating Agent a Summary Annual Report (see "Agents' Rights under ERISA"). Appropriate adjustments resulting from stock dividends, stock splits and similar changes will be made in Agent's accounts invested in the LNC Common Stock Fund.

Withdrawals

     If a participating Agent needs to withdraw money, the Agent may do so, but the rules for withdrawing money differ for withdrawals from different accounts.

     An Agent may withdraw all or a portion of his after-tax Account subject to any limitation applicable to the Fund in which such contribution is invested and further subject to the following limitations: 1) the minimum amount an Agent can withdraw is $250; 2) if the amount in the Retirement Option Account is less than $250, the Agent must withdraw the entire amount;
3) no more than four withdrawals may be made in twelve months; and, 4) the Agent cannot make withdrawals if the Plan is terminated or if a notice of Plan termination has been issued.

     An Agent may withdraw all or a portion of the Rollover Account, subject to any withdrawal limitations which apply to the Fund in which the Account is invested and further subject to the following limitations: 1) the minimum withdrawal is $500; 2) no more than four withdrawals may be made in twelve months; 3) amounts in the Account may not be withdrawn for two years from the date of the rollover; and, 4) the Agent cannot make withdrawals if the Plan is terminated or if a notice of Plan termination has been issued.

     Even though an Agent may be 100% vested in his Employer contributions, he may only withdraw the matured Employer contributions. These are contributions that have been in the Plan for at least two plan years after the plan year for which they were contributed. Non-matured Employer contributions are amounts contributed which have not been in the Plan for at least two plan years after the plan year for which they were contributed, and are not available for withdrawal.










V10N0XLU/16/LCT

     If an Agent has no balance in his After-Tax Contribution Account, or his matured Employer Contribution Account, and he has attained age 59-1/2, he may make a full withdrawal or partial withdrawals from his Pre-Tax Contribution Account, subject to the following conditions: 1) these withdrawals are limited to 4 in a 12-month period; 2) each must be for a minimum of $250; and
3) the maximum available for withdrawal will be reduced, under a formula provided in the Plan, if the Agent has outstanding loan balances with the Plan at the time he requests withdrawal.

     If an Agent has no balance in his After-Tax Contribution Account, matured Employer Contribution Account or Rollover Account and has not attained age 59-1/2, then it may be possible for that Agent to withdraw amounts which the Agent contributed (not including earnings on such amounts) from the Pre-Tax Contribution Account for a hardship. Only the following four situations are currently designated by I.R.S. regulations to be hardship situations: 1) existence of nonreimbursable medical expenses; 2) tuition for post-secondary education for the Agent or the Agent's dependents; 3) purchase of a primary residence; and 4) imminent foreclosure of or eviction from the Agent's primary residence. Such a withdrawal must be demonstrably necessary due to an Agent's immediate and heavy financial need and the withdrawal cannot exceed the exact amount required to meet the hardship. (However, the withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.) In order to be deemed to meet the immediate and heavy financial need requirement, the Agent must fulfill the following conditions: 1) the Agent must have obtained all distributions other than hardship distributions, and all non-taxable loans currently available under all plans maintained by his Employer; 2) the Agent may not make any contributions to the Pre-Tax Contribution Account or to any other pension, profit-sharing or deferred compensation plan for 12 months from the date of receipt of the hardship withdrawal; and 3) the amount which may be contributed to the Pre-Tax Contribution Account during the calendar year after the year in which the hardship withdrawal is received is reduced by the amount contributed by the Agent in the year of the hardship with- drawal.

     Subject to the foregoing discussion, a withdrawal will be made upon the written request of the Agent delivered to the Plan Administrator. At the election of the Agent, the Trustee will deliver to the Agent the securities and cash in the applicable account, or a total cash distribution (based upon the current market value or any applicable current redemption value of the securities in the account as of the date of withdrawal). See "Fractional Shares" for settlement of fractional share interests in LNC Common Stock.

     A withdrawal payment will be paid by check normally within 60 days after the Valuation Date.

Agent Loans

     An Agent may, subject to the consent of the Plan Administrator, obtain a loan from the Plan. The amount which the Agent may borrow is determined as follows:



V10N0XLU/17/LCT

1. The Agent may borrow up to fifty percent (50%) of the VESTED ACCOUNT, but not more than the total value of the Pre-Tax Contribution, matured Employer Contribution, and Rollover Accounts, and further limited to a maximum loan in any event of $50,000. VESTED ACCOUNT is defined to mean the value of Pre-Tax Contributions, After-Tax Contributions, Vested Employer Contributions (if any), and the Rollover Account.

2. The $50,000 maximum loan referred to in (2) above will be further reduced by the highest outstanding loan balance for the previous 12-month period.

3. The loan will be evidenced by a written note which pro-vides for repayment by the Agent through payroll deduc-tion over a period of five years (10 years if the loan is used to acquire a principal residence of the Agent, as defined by Section 267(c)(4) of the Code) and for interest at the then prevailing rate for loans of a similar nature.

4. The loan is subject to withdrawal restrictions applica-ble to the Funds in which the Pre-Tax Contribution
    Account, the matured Employer Contribution Account, and the Rollover Account are invested.

5. The Plan Administrator may from time to time impose such other terms and conditions that he shall determine in his sole discretion.

6. In the event that an Agent has an outstanding loan balance when his Pre-Tax Contribution Account is paid to him or to his beneficiary on account of death, disability, termination or attainment of age 59-1/2, the loan balance (including accrued interest) will be deducted from the amount otherwise payable.

Distributions

     Vested Amounts

     Distribution of the Pre-Tax Contribution Account is not made until termination of service or attainment of age 59-1/2 (see below). All amounts in the Agent's non-matured Employer Contribution Account are transferred to the matured Employer Contribution Account as soon as practicable after December 31 of the year in which these contributions have been in the Plan for two years. An Agent who has invested in funds other than the LNC Stock Fund will generally not receive the underlying investment at distribution; subject, however, to the Plan Administrator directing the Trustee to make an in-kind distribution. Instead, the Trustee will distribute in cash the value of the Agent's proportionate share of the fund in which his contributions have been



V10N0XLU/18/LCT
invested. Distributions from the LNC Stock Fund are, at the election of the Agent, in cash or in kind. (see "Fractional Shares" for treatment of fractional share interest in LNC Common Stock.) The amount in an Agent's Pre-Tax Contribution Account will only be distributed upon an Agent's death, disability, retirement or termination of service with the Company and all its affiliates.

     Death, Disability, Retirement or Termination of Service

     An Agent (or his beneficiary or legal representative in the event of his death) will be entitled to the full value of the Agent's Pre-Tax Contribution, Employer Contribution, and After-Tax Contribution Accounts upon the date of his termination of service by reason of death, disability or retirement ("Termination Date"). Such amount shall be paid in a lump sum, in accordance with the following rules:

1. If the total amount of the distribution is no more than $3,500 or if the distribution is to a Beneficiary on account of the death of a Agent, distribution shall be made either (i) as soon as practicable after the last day of the Plan Year in which an Agent's Termination Date occurs, unless the Plan Administrator in its sole discretion directs an earlier distribution; or (ii) in the case of an Agent's Termination Date prior to age 55, as soon as practicable after that Termination Date.

2. If the total amount of the distribution is greater than $3,500, the agent's termination date is prior to age 55, and the Agent has elected in a writing filed with the Plan Administrator to receive the distribution, distribution shall be made as soon as practicable after his Termination Date.

3. If the total amount of the distribution is greater than $3,500 and the Agent has not filed an election in accordance with Rule (2) above, distribution shall be made no later than the sixtieth calendar day next following the last day of the Plan Year in which the latest of the following occurs: (i) the Agent attains age 65 years; (ii) the Agent's Termination Date occurs; or
    (iii) the 10th anniversary of the Plan Year in which the Agent commenced his participation in the Plan.

4. If the account balances have not been distributed in accordance with the preceding three rules, then distribution shall be made no later than the April 1 next following the last day of the calendar year in which the Agent attains age 70-1/2 years, regardless of the Agent's termination date.



V10N0XLU/19/LCT

     If an Agent's service is terminated prior to age 55 and for any reason other than death or disability the balances in all of his accounts except the balance in his Employer Contribution Account which is non-vested and earnings thereon, will be distributable.

     In the event that an Agent forfeits amounts in his Employer Contribution Account and such Agent does not incur a 5-year-break-in-service, such forfeited amount shall be recredited to his Employer Contribution Account upon his return to service as an agent or employee of the Company or an affiliate, and shall vest in accordance with the Plan's vesting schedule. A 5-year-break-in-service is a period of five consecutive Plan Years, beginning with the Plan Year in which the Agent terminates, during which the Agent is not a full-time life insurance salesman under the Internal Revenue Code of 1986, as amended, a general agent, or an employee of an Employer or an Affiliate on the last day of each Plan Year. For the purposes of determining a break-in-service, any Plan Year in which an Agent is absent from work on the last day of the Plan Year on account of pregnancy of the Agent; the birth of a child of the Agent; the placement of a child with the Agent in connection with the adoption of that child by that Agent; or the care of a child for a period beginning immediately after a child's birth or placement because of the preceding three reasons, and the Agent is a full-time life insurance salesman under the Federal Income Contributions Act, a general agent, or an employee of an Employer, Related Company or Affiliate on the last day of the Plan Year next following the Plan Year in which the Agent's termination occurs, shall not be counted in determining the break-in-service. If an Agent is no longer a full-time life insurance salesman and becomes an employee of the Company or of an affiliate, no further contributions will be made on behalf of that Agent and the securities and cash in his Employer Contribution Account will continue to vest.

Fractional Shares

     Interests in fractional shares of LNC Common Stock will not be subject to distribution or withdrawal. Rather, fractional share interests in LNC Common Stock will be paid in cash on the basis of the market value of such security, as of the date of distribution, termination of service or with- drawal, as may be applicable.

Employer Contribution Account

    Automatic Crediting of Account Balances.

     Two years after the end of any given Plan Year, the then value of an Agent's non-matured Employer Contribution Account from that given year shall be automatically credited to the matured Employer Contribution Account as of the Valuation Date following the end of that given Plan Year.


V10N0XLU/20/LCT

     Withdrawals from the Retirement Option Account.

     Subject to certain restrictions, an Agent may from time to time with-draw all or any part of the assets in his matured Employer Contribution Account. (See "Withdrawals")

     Investment of Contributions

     The Trustee will administer the matured Employer Contribution Account assets in a manner similar to that applicable to the other accounts until the Agent's Termination Date (see "Investment of Contributions").

Beneficiary Designation

     Each Agent may designate on an appropriate form filed with the Plan Administrator, a beneficiary or beneficiaries to whom, in the event of the Agent's death, any securities and cash to which the Agent is entitled under the Plan will be payable. A beneficiary designation may be changed or can-celled by an Agent from time to time by filing an appropriate form with the Plan Administrator. If the Agent was married on the date of his death, his surviving spouse shall be deemed to be his Beneficiary, unless that survi-ving spouse consents or has consented (in the manner required by the Code) by writing filed with the Plan Administrator in such form as it may require, to the otherwise effective Beneficiary designation by the Agent. If no Beneficiary designated by the Agent survives to receive payment of benefits on account of the death of the Agent, then payment shall be made to the Agent's surviving spouse, if any, or, if none, to the estate of the Agent.

Assignment

     No right or interest of any Agent or beneficiary in the Plan is assign-able or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnish-ment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to an Agent, or as provided under the terms of a qualified domestic relations order (as defined in 414(p) of the Code) as determined by the Plan Administrator.

Amendment or Termination

     By action of its Board of Directors, the Company may terminate or amend the Plan or suspend the operation of any provision of the Plan, provided, however, that:

1. No amendment shall be made which will result in the recovery by an Employer of any part of its contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;



V10N0XLU/21/LCT

2. Any amendment that affects the rights and duties of the Trustee may be made only with the consent of the Trustee;

3. No amendment of the Plan shall affect the rights of an Agent as to the continuance of vesting of such securities and cash attributable to Employer contributions or earnings thereon;

4. Upon the termination or suspension of the Plan, the rights of all Agents to the amounts credited to their account as of the date of such termination or suspension shall be nonforfeitable.

     An Employer may at any time by action of its Board of Directors termi-nate the participation of its Agents in the Plan by giving to the Plan Administrator a certified copy of such resolution.

     At such time as an Employer ceases to be an affiliate of the Company, the Plan shall terminate as to such Employer and its Agents.

     Upon termination of an Employer's participation in the Plan, the Trustee shall make available for distribution amounts attributable to the participants as to whom the Plan terminated, except as to such arrangements as a terminating Employer may make with the Plan Administrator.

Administration of the Plan

     Trustee

     The Company, acting by its Board of Directors, has the authority to appoint one or more individuals or corporations to act as Trustee. The Trustee is responsible for the custody, investment and distribution of Plan assets. No specific bond is furnished by the Trustee in connection with custody of Plan assets.

     The Trustee, Norwest Bank Fort Wayne, N.A., 116 East Berry Street, Fort Wayne, Indiana, 46802 ("NBFW"), is a major banking facility used in processing monies received by the Company and its affiliates and is the principal bank through which the Company and its affiliates make payments to policyholders and others. As of March 31, 1994, the Company and its affiliates owned no outstanding common stock of the trustee. The Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for its beneficiaries.

     The Trustee serves pursuant to the terms of a written trust agreement. This agreement is available for inspection by Plan participants. The Com-pany may discharge or remove the Trustee and appoint a successor Trustee upon 30 days' written notice to the Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Trustee. In the event of discharge or removal, the Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Trustee



V10N0XLU/22/LCT
will be discharged and relieved of its duties. In the event of discontin-uance of the Plan, the Trust Agreement may be discontinued by action of the Company's Board of Directors; provided, however, that until all assets of the trust have been distributed, the Trustee will have all the rights and powers given to it by the Trust Agreement.

     The Employers assume all expenses reasonably incurred by the Trustee in connection with the administration and operation of the trust and the Plan. The Trustee receives no compensation from the assets of the Plan.

     Plan Administrator

     The LNC Benefits Investment Committee is the Plan Administrator and Named Fiduciary. Members of the Committee are appointed by the Company. A listing of current members appears below. Members of the Committee are "named fiduciaries", as that term is defined by ERISA, and, as such, have the authority to control and manage the operation and administration of the Plan.

     The Committee's responsibilities include enforcing the Plan in accordance with its terms; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt regulations and procedures necessary for the proper and efficient administration of the Plan.

     A Committee member may resign by giving 10 days' written notice to the Company, to the Employer, and to the other Committee members. The Company may remove a member at any time by giving advanced written notice to the member, to the Employers, and to the other Committee members.

























V10N0XLU/23/LCT

                       MEMBERS OF THE LINCOLN NATIONAL
                       CORPORATION BENEFITS INVESTMENT
                               COMMITTEE (BIC)


                      BIC         Position with     Position
Name                  Title       the Company       with LNC

Jon A. Boscia         Chairman    Director          Executive Vice
                                                    President

Robert A. Anker       Member      President and     President and
                                  Director          Director

George E. Davis       Member      None              Senior Vice
                                                  President

P. Kenneth Dunsire    Member      Executive         Executive
                                  Vice President    Vice President

F. Cedric McCurley    Member      None              None

Richard S. Robertson  Member      None
     Executive
                                                    Vice President

Richard C. Vaughan    Member      Senior            Senior
                                  Vice President    Vice President

     The members of the Lincoln National Corporation Benefits Investment Committee are appointed by the Chief Executive Officer of LNC; they receive no compensation from the Plan.

     The business address of Messrs. Boscia, Anker, Dunsire, Robertson and Vaughan is 200 E. Berry Street, Fort Wayne, Indiana 46802; the business address of Mr. McCurley is: 500 North Meridian Street, Post Office Box 1636, Indianapolis, Indiana, 46206.

Voting of Shares

     Voting rights with respect to all securities held by the Plan will be exercised by the Trustee or by a proxy solicited by the Trustee.

Federal Income Tax Consequences

     The following is a general discussion of the federal income tax effects of participation in the plan based on provisions of the Code and applicable regulations as in effect as of the date of this Supplement to the Prospectus. The actual tax consequences for any individual will depend on his or her own circumstances. EACH AGENT SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO HIS OR HER INDIVIDUAL CIRCUMSTANCES.



V10N0XLU/24/LCT

     The Plan is a qualified employee benefit plan under Section 401(a) of the Code. Employer contributions to the plan are deductible by the Employers under Section 404(a) of the Code. Agents will not be subject to Federal Income Tax on employer contributions, on their contributions, or on income of the trust except to the extent they receive distribution or with- drawals from the Plan. Agents will not be taxed on loans from the Plan made in accordance with Federal Tax requirements if they are repaid in accordance with their terms. Agents' pre-tax contributions will, however, be subject to social security taxes and federal unemployment taxes. Income of the trust is exempt from federal income tax.

     The Code limits current contributions to the lesser of 15% of compensa-tion or $7,000 annually, with certain cost of living adjustments ($9,240.00 for the 1993 tax year). The Code also requires that the sum of pre-tax contributions, Employer contributions plus all after-tax contributions may not exceed the lesser of 25% of compensation or $30,000.00 (also subject to certain cost of living adjustments).

     Amounts received by an Agent upon withdrawal prior to termination of service will be taxable as ordinary income to the extent that the amounts received exceed the amount of that Agent's after-tax contributions made prior to January 1, 1987 and not previously received ("Net Unrecovered Contributions"). Once the amount of after-tax contributions made prior to January 1, 1987, is deemed to have been recovered, subsequent distributions will be taxed as pro-rata distributions of after-tax contributions and earn-ings thereon. If the Agent receives LNC Common Stock, the fair market value of the stock on the date of distribution over its basis ("Net Unrealized Appreciation") attributable to that Agent's after-tax contributions will not be taxed at the time of distribution (unless the Agent elects to be taxed at that time, under procedures to be prescribed by the IRS).

     In general, a distribution under the Plan upon an Agent's retirement, disability, death, or other separation from service is taxable as ordinary income to the extent that it exceeds the amount of the Agent's Net Unrecovered Contributions and Net Unrealized Appreciation attributed to the Agent's after-tax contributions (unless the Agent elects to be taxed on this latter amount). However, if distribution of all amounts to the Agent's credit under the Plan is received within one taxable year in a lump sum distribution as defined in
Section 402(e) of the Code and the Agent does not rollover all or a part of the lump sum distribution, the Agent will be taxed as follows:

1.  The Net Unrecovered Contributions and the total Net
    Unrealized Appreciation in LNC Common Stock received are not taxable to the Agent.

2. The remaining amount is taxable to the Agent as ordinary income and may be eligible for a special income averaging



V10N0XLU/25/LCT
method of taxation. The special income averaging rules, for amounts distributed, have been modified, subject to transi-tional rules for individuals who attained age 50 before January 1, 1986.

     An Agent may also be eligible to make a tax-free rollover of a distri-bution of at least 50% of the balance of the Agent's Accounts. In general, the amount that may be rolled over is the taxable portion of the distribu-tion. If less than 100% of the balance of the Agent's Accounts is distri-buted, the distribution must be on account of death, disability or separa-tion from service; the rollover must be made to an individual retirement account or annuity; and any subsequent distribution will not be eligible for the special lump sum distribution rules described above. If 100% of the balance of the Agent's Accounts is distributed, the rollover may be made to an individual retirement account or annuity or to another qualified plan. Rollovers must be made within 60 days of receipt of the distribution and are subject to other rules.

     The Code provisions for required distributions from the Plan have been modified and require distributions to commence by April 1 of the calendar year after an Agent attains age 70-1/2, even if the Agent has not separated from service. Distributions prior to death, disability or age 59-1/2 are subject to a penalty tax of 10% of the taxable amount distributed unless certain exceptions are applicable. A 15% penalty tax will generally be imposed on the aggregate amount of distributions from the Plan and other specified retirement arrangements in excess of $150,000 annually, subject to transitional rules and certain other special rules.

     For purposes of taxation on the subsequent sale or disposition of any LNC Common Stock received by an Agent in a distribution, the Agent's basis in the stock will be equal to the sum of the amount of the distribution that is required to be included as income by the Agent in the year of distribu- tion plus the amount, if any, of the distribution of the LNC Common Stock attributable to the Agent's after-tax contributions (plus any other amount of the distribution of LNC Common Stock on which the Agent was taxed at his election at the time of distribution). Upon the sale or other taxable dis-position of the LNC Common Stock acquired from the Plan as a lump sum dis-tribution as defined in Section 402(e) of the Code, any gain up to the amount of the Net Unrealized Appreciation which was not taxed at the time of distribution shall be treated as long-term capital gain. Any additional gain on LNC Common Stock acquired in a lump sum distribution will be treated as long-term or short-term capital gain, depending on the combined holding period of the Plan and the Seller. All gain on LNC Common Stock acquired from the Plan other than a lump sum distribution, will be treated as long-term or short-term capital gain, depending on the Seller's holding period. Long-term capital gains generally are taxed at the same rates as ordinary income, but capital gains will still be offset against capital losses.

     If an Agent dies, the amount of the distribution paid to his estate or beneficiary which is attributable to Employer contributions, up to $5,000,



V10N0XLU/26/LCT
may be exempt from federal income tax. Generally, the amount which is not exempt from federal income tax will be taxable to the beneficiary under the same rules which are applicable to distributions to the Agent. A benefici-ary who is the surviving spouse of the Agent may be eligible to make a tax-free rollover of a distribution under the same rules applicable to rollovers by Agents. Other beneficiaries may not make rollovers.

Tax and Withholding

     Under the Unemployment Compensation Amendments of 1992 ("UCA"), twenty percent (20%) income tax withholding may apply to "eligible rollover distri-butions." All taxable distributions from the Plan are "eligible rollover distributions," except (1) annuities paid out over life or life expectancy,
(2) installments paid for a period spanning ten (10) years or more, and (3) required minimum distributions. The UCA imposes mandatory twenty percent (20%) income tax withholding on any eligible rollover distribution that an Agent does not elect to have paid in a direct rollover to another qualified plan, or individual retirement account. In the event a distribution is comprised of LNC Common Stock, LNC Common Stock is not required to be sold to satisfy income tax withholding requirements.

Employee Retirement Income Security Act of 1974

     The Plan is subject to many of the provisions of the Employee Retire-ment Income Security Act of 1974 (ERISA). Principal among these are ERISA requirements regarding reporting and disclosure to government agencies and participants, fiduciary responsibility and transactions with parties-in-interest. The Plan is a profit-sharing plan and is, therefore, not subject to the funding standards of Title I of ERISA. The Plan is an "individual account plan," and is, therefore, not covered by the plan termination insurance program of Title IV of ERISA which is administered by the Pension Benefit Guaranty Corporation.

Sale of Stock to the Trustee

     The Trustee is independent of the Company and its affiliates and determines the timing, price, amount, source and all other circumstances under which it will purchase LNC Common Stock. In addition, if it has sufficient funds, the Trustee may be willing to purchase LNC Common Stock from present Agents of companies participating in the Plan. It should be noted, however, that there may be restrictions on the resale of Common Stock by some participants considered to be "affiliates" of the Company. It is the duty of each participant to determine whether such restrictions are applicable.

     If an Agent wishes to make an offer to sell LNC Common Stock to the Trustee, he should contact the Trustee or the Benefits Section of the Company. The Benefits Section will perform no functions other than to facilitate contact with the Trustee and, if desired by the parties, certain ministerial functions (e.g., supplying the Agent with the Trustee's offer-to-sell letter, witnessing stock assignments, making messenger service



V10N0XLU/27/LCT
available for correspondence with the Trustee, etc.). The Company's Benefits Section will advise an Agent as to the procedure to be followed in making a sale of stock to the Trustee. The Company's Benefits Section must be in possession of executed copies of an offer-to-sell letter, the stock assignment and stock certificates before they will attempt to obtain a commitment from the Trustee.

     The Trustee will only accept offers at times when the New York Stock Exchange is open for business. If the Trustee is willing to purchase shares, it will inform the Agent or the Company's Benefits Section of the terms on which it would accept an offer. The shares are normally valued at the price of the most recent trade on the New York Stock Exchange on the day and at the time an offer to sell is received by the Trustee. The Agent may advise the Company's Benefits Section in writing or by telephone whether or not the Trustee's terms are acceptable; if they are, he should instruct the Company's Benefits Section to complete the offer-to-sell letter by inserting the sale price of the stock. This letter specifies the details of the transaction, including price per share, number of shares offered, total price, and stock certificate number. A representative of the Company's Benefits Section is available to witness the assignment of the stock certificate if the registered owner executes the assignment in the representative's presence. Alternatively, the registered owner may execute and submit an assignment which includes a signature guarantee acceptable to the Trustee. The offer-to-sell letter, stock certificate and separate assignment form (if necessary) will be sent to the Trustee. The Trustee then pays for the shares by its check, made payable to the registered owner. Over-delivered shares, if any, will be returned to the owner after a new certificate has been issued by the Transfer Agent.

     Neither the Trustee nor the Company can provide any investment advice. The Agent must determine without assistance from the Trustee or the Company's Benefits Section whether to sell at a particular time and price. All Agent sales to the Trustee are handled on a first-come first-served basis.

Agents' Rights Under ERISA

     Agents in the Plan are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants are entitled to:

Examine, without charge, at the Plan Administrator's office and at other locations, all Plan documents including copies of all documents filed by the Plan Administrator with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

Obtain copies of all Plan documents and other Plan informa-tion upon written request to the Plan Administrator. The
Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan's annual financial report.  The
Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.


V10N0XLU/28/LCT

     In addition to creating rights for Plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan. The persons who operate the Plan, called "fiduciaries," have a duty to do so prudently and in the interest of Plan participants and beneficiaries. Fiduciaries who violate ERISA may be removed and required to repay losses they have caused the Plan.

     No one, including an Employer, a union, or any other person, may fire or otherwise discriminate against an Agent in any way to prevent him from obtaining a Plan benefit or exercising any rights under ERISA. If a claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to the claimant. The claimant has the right to have the Plan Administrator review and reconsider a claim. Under ERISA, there are steps an Agent can take to enforce the above rights. For instance, if a participant requests materials from the Plan Administrator and does not receive them within 30 days, he may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $100 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If a participant has a claim for benefits which is denied or ignored, in whole or in part, he may file suit in a state or federal court. If the Plan fiduciaries misuse the Plan's money, or if a participant is discriminated against for asserting any of his rights, the participant may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person he has sued to pay these costs and fees. If the participant loses, the court may order the participant to pay these costs and fees, for example, if it finds the claim is frivolous. If a participant has any questions about the Plan, he should contact the Plan Administrator. If a participant has any questions about this statement or about his rights under ERISA, he should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

Participation Interests are Securities

     Agents participating in the Plan acquire an interest in the Plan assets held and administered by the Trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant's interest in the Plan assets and his rights and options in relation thereto are discussed in detail beginning on page 4 of this Prospectus. Before deciding to participate, Agents should carefully consider and assess the risks and opportunities in view of their individual situation.

Financial Statements

     The Statements of Net Assets Available for Plan Benefits as of December 31, 1993 and 1992, and the related Statements of Changes in Net Assets Available for Plan Benefits for the years ended December 31, 1993, 1992 and 1991, and the report of Ernst & Young, independent auditors, thereon, appear elsewhere herein, and in the Registration Statement.



V10N0XLU/29/LCT

LINCOLN NATIONAL CORPORATION COMMON STOCK

     The Plan enables Agents to acquire shares of LNC Common Stock. LNC is authorized to issue 400,000,000 shares of Common Stock, without par value, and 10,000,000 shares of Preferred Stock. LNC currently has three Series of Preferred Stock: 1) $3.00 Cumulative Convertible Preferred Stock, Series A ("Series A Preferred Stock"); 2) 5 1/2% Cumulative Convertible, Ex-changeable Preferred Stock, Series E ("Series E Preferred Stock"); and
3) 5 1/2% Cumulative Convertible, Exchangeable Preferred Stock, Series F ("Series F Preferred Stock"). A portion of the shares of Common Stock is authorized for quotation on the New York, Midwest, Pacific, London And Tokyo Stock Exchanges. A portion of the shares of Series A Preferred stock is authorized for quotation on the New York and Midwest Stock Exchanges.

      On March 15, 1994, the following number of shares was issued and outstanding: Common Stock: 94,721,675; Series A Preferred Stock: 46306; Series E Preferred Stock: 2,201,443; Series F Preferred Stock: 2,216,454.

      The following brief summary contains certain information regarding the LNC Common Stock and does not purport to be complete, but is qualified in its entirety by reference to the LNC Articles of Incorporation, The Indiana General Corporation Act, and the LNC by-laws. The Articles of Incorporation of LNC contain provisions relating to the size, classification and removal of directors, and to the fair pricing of LNC stock, which could have the effect of delaying, deferring, or preventing a hostile or unsolicited attempt to gain control of LNC.

Dividend Rights

     Holders of Common Stock are entitled to dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends after dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid, or declared and set apart for payment.

Voting Rights

     Each shareholder of LNC Common Stock has the right to one vote for each share of LNC Common Stock standing in his name on the books of LNC on each matter submitted to a vote at any meeting of the shareholders. The vote of holders of at least three-fourths of the outstanding shares of LNC Common Stock is necessary to approve (i) the sale, lease, exchange, mortgage, pledge or other disposition of the shares of LNC Common Stock and (ii) the removal of any or all members of the Board of Directors of LNC.



V10N0XLU/30/LCT

Liquidation Rights

     On any liquidation or dissolution of LNC the holders of LNC Common Stock are entitled to share ratably in such assets of LNC as remain after due payment or provision for payment of the debts and other liabilities of LNC including amounts to which the holders of preferred or special classes of shares may be entitled.

Pre-Emptive Rights

     Holders of LNC Common Stock have no pre-emptive right to subscribe for or purchase additional issues of shares or any treasury shares of LNC Common Stock.

Assessment

     The LNC Common Stock issued and outstanding is fully paid and non-assessable, and the LNC Common Stock when issued upon conversion of the Series A, E and F Preferred Stock will be fully paid and non-assessable.
Modification of Rights

     The rights of holders of LNC Common Stock are subject to the preference granted to the holders of the Series A, E and F Preferred Stock and any additional preferred stock of LNC. Holders of Series A, E and F Preferred Stock have the right to vote, upon the basis of one vote per share, together with the holders of LNC Common Stock, upon matters submitted to shareholders; and, to vote as a class, to elect two directors at the next annual meeting of shareholders if six or more quarterly dividends on the Series A, E and F Preferred Stock shall be in default.

Other Provisions

     The LNC Common Stock has no conversion rights or cumulative voting rights for the election of directors. There are no restrictions on the repurchase or redemption of shares of LNC Common Stock from funds legally available therefor.

     First National Bank of Boston acts as Transfer Agent and Registrar for the LNC Common Stock.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     The By-Laws of LNC and the Company, pursuant to authority contained in The Indiana General Corporation Act, provide for the indemnification of their officers, directors, employees and agents against reasonable expenses that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to their respective



V10N0XLU/31/LCT
corporations. LNC and the Company may also reimburse such officers, direc-tors, employees and agents for reasonable costs of settlement of any such action, suit or proceeding. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a major-ity of the disinterested directors or by written opinion from independent legal counsel. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of the respective corporation or, if he so directs, in the manner it would be made if the individual were a director of the corporation.

     Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling LNC and the Company pursuant to the foregoing provi- sions, LNC and the Company have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable.

EXPERTS

     The financial statements and schedules of Lincoln National Corporation and The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan appearing or incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. The financial statements and schedules have been included herein or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

LEGAL OPINION

     Certain matters with respect to the LNC Common Stock to which this Prospectus relates were passed upon for LNC by John L. Steinkamp, Esquire, Associate General Counsel of LNC, 1300 South Clinton Street, Fort Wayne, Indiana 46801. Certain matters with respect to the interests in the Plan to which this Prospectus relates were passed upon for the Plan by Jacquelyn M. Abbott, Esquire, Senior Counsel of LNC, 1300 South Clinton Street, Fort Wayne, Indiana 46801.

INCORPORATION OF ADDITIONAL DOCUMENTS BY REFERENCE

     LNC hereby incorporates the following documents by reference into this prospectus:

1. LNC's 1993 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act").

2. All other LNC reports filed pursuant to Section 13(a) or 15 (d) of the 1934 Act since December 31, 1993.



V10N0XLU/32/LCT

3.  LNC's definitive proxy statement filed pursuant to Section
    14 of the 1934 Act in connection with LNC's latest annual meeting of stockholders.

4. The description of LNC Common Stock contained in Form 10 filed by LNC pursuant to the 1934 Act on April 28, 1969, including any amendment or reports filed for the purpose of updating such description.

     In addition, all documents filed by LNC with the Commission pursuant to Sections 13, 14, and 15(d) of the 1934 Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part thereof from the date of filing of such documents.








































V10N0XLU/33/LCT

                         INDEX TO FINANCIAL STATEMENTS


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
AGENTS' SAVINGS AND PROFIT-SHARING PLAN                  Page

AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors . . . . . . . . . . . . .  1

Statements of Net Assets Available
For Plan Benefits as of December 31, 1993 and 1992 . . .  2

Statements of Changes in Net Assets
Available For Plan Benefits for the Years ended
December 31, 1993, 1992 and 1991  . . . . . . . . . . . . 3

Notes to Financial Statements  . . . . . . . . . . . . .  4 to 17




















V10N0XLU/34/LCT

                                   Form S-1




Report of Independent Auditors

Lincoln National Corporation Benefits Investment Committee
Lincoln National Corporation

We have audited the accompanying statements of net assets available for plan benefits of The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan ("Plan") as of December 31, 1993 and
1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

                                                          ERNST & YOUNG


Fort Wayne, Indiana
March 15, 1994

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Statements of Net Assets Available For Plan Benefits



                                                       December 31
                                                   1993         1992
Assets
Investments (Notes 3, 7 and 8):
Common stock-Lincoln National Corporation
(cost:  1993-$19,799,192; 1992-$15,509,954)        $30,625,566  $23,516,460

Segregated investment accounts-The Lincoln
National Life Insurance Company Separate
Accounts (cost:  1993-$12,740,656;
1992-$10,580,111)                                  17,039,061   13,955,960

Unallocated insurance contracts-
The Lincoln National Life Insurance Company        10,431,214   10,138,184

Participant loans                                   2,761,764    2,414,489

Total investments                                  60,857,605   50,025,093

Accrued interest receivable                             6,509        6,320

Cash and invested cash (overdraft)                    326,609      (32,600)

Other receivables                                      51,905       46,159

Contributions receivable:
Agents                                                      -      132,412

The Lincoln National Life Insurance Company         3,206,975    2,410,347

Total contributions receivable                      3,206,975    2,542,759

Total assets                                       64,449,603   52,587,731

Miscellaneous payables                                 30,367            -

Net assets available for plan benefits            $64,419,236  $52,587,731




See accompanying notes.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Statements of Changes in Net Assets Available For Plan Benefits



                                    Year ended December 31
                               1993           1992          1991
Investment income:
Cash dividends-Lincoln
National Corporation          $1,031,836      $960,231      $905,616

Interest:
The Lincoln National Life
Insurance Company                665,851       703,971       625,370
Other                            252,487       247,825       245,959

Total interest                   918,338       951,796       871,329
Total investment income        1,950,174     1,912,027     1,776,945

Net realized gain on sale,
distribution and forfeitures
of investments (Note 3):
Common stock-Lincoln National
Corporation                    1,422,975       948,569       283,940

Segregated investment
accounts-The Lincoln National
Life Insurance Company
Separate Accounts                424,288       402,143       334,025

United States Government
obligations                            -             -         7,837
Total net realized gains       1,847,263     1,350,712       625,802

Net unrealized appreciation
of investments (Note 3)        3,742,424     5,754,416     6,174,090
Contributions:
Agents                         4,364,477     3,700,880     3,186,223

The Lincoln National Life
Insurance Company (net
of forfeitures:  1993-
$323; 1992-$1,238; 1991-
$4,580)                        3,806,346     2,988,118       502,765
Total net unrealized
appreciation                   8,170,823     6,688,998     3,688,988

Distributions to
participants (deduction)      (3,823,008)   (2,674,106)   (2,773,457)

Administrative expenses
(deduction) (Note 7)             (56,171)            -             -
Net increase in net assets
available for plan benefits   11,831,505    13,032,047     9,492,368

Net assets available for
plan benefits at beginning
of the year                   52,587,731    39,555,684    30,063,316

Net assets available for
plan benefit at end of the
year                         $64,419,236   $52,587,731   $39,555,684


See accompanying notes.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements

December 31, 1993


1. Significant Accounting Policies

Basis of Financial Statements
The accounting records of The Lincoln National Life Insurance Company Agents' Savings and Profit Sharing Plan ("Plan") are maintained on the accrual basis.

Investments
The investment in Lincoln National Corporation ("LNC") common stock is valued at the last reported sales price per the national securities exchange on the last business day of the year. The fair value of the participation units owned by the Plan in segregated investment accounts is based on quoted redemption value on the last business day of the year.

The unallocated insurance contracts are valued at contract value as estimated by The Lincoln National Life Insurance Company ("Company"). Contract value represents net contributions made under the contract plus interest at the contract rate.

Participant loans are valued at cost which approximates fair value.

The cost of investments sold, distributed or forfeited is determined using the average cost method.


2. Description of the Plan

The Plan is a contributory, defined contribution plan which covers eligible agents of the Company. Any person 21 years of age or older who is a full-time agent of the Company is eligible to enroll in the Plan if the agent has completed one eligibility year of service as defined in the Plan agreement. A participant may make pre-tax contributions at a rate of at least 1%, but not more than 15% of earned commissions, up to a maximum annual amount of $8,994 for the 1993 tax year. Prior to January 1, 1989, the Plan accepted after-tax contributions at rates as defined in the Plan agreement.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

2. Description of the Plan (continued)

Participants direct the Plan to invest their contributions in any combination of the investment options as described in Note 4.
Participants can direct employer contributions, but only after the contributions have been in the Plan for two full plan years following the plan year for which they were contributed.

Prior to 1992, the Company contributed to the Plan an amount equal to a participant's contributions, not to exceed 6% of eligible earnings, multiplied by a percentage, ranging from 25% to 150%, which varied according to LNC's return on equity as determined by LNC's Board of Directors. Effective January 1992, the LNC Board of Directors approved a change in the basis for the Company's contribution. The contribution is based on LNC's increase in book value in relation to similar companies in the insurance industry. The Company's contributions are invested in the LNC Common Stock Fund. Agents are fully vested in their contributions. The Company contributions vest based upon years of service as defined in the Plan agreement as follows:

     Years of Service                         Percent Vested
        1                                            0%
        2                                           50%
        3 or more                                  100%


The Plan allows loans to participants in amounts up to 50% of the vested account value to a maximum of $50,000 but not more than the total value of the pre-tax account plus the retirement option account, less the highest outstanding loan balance in the previous twelve month period.

The Company has the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, all amounts allocated to participants' accounts shall become vested.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


3. Investments

The following is a summary of assets held for investment:


                           December 31, 1993            December 31, 1992
                         Number of      Market         Number of    Market
                         Shares         Value          Shares       Value
Common stock-Lincoln
National Corporation     704,036      $30,625,566      317,790     $23,516,460
Segregated investment
accounts-The Lincoln
National Life Insurance

Company Separate
Accounts:
U.S. Government Bond
Fund                     555,928.450      718,722     611,131.939       38,056
Core Equity Fund       1,246,703.712    6,172,485   1,165,182.773    5,180,981
Medium Capitalization
Equity Fund              743,490.277    4,484,882     645,359.089    3,514,901
Short-Term Fund          558,333.482    1,331,690     649,508.276    1,503,906
Government/Corporate
Bond Fund                234,598.932      977,581     242,210.265      898,746
Large Capitalization
Equity Fund              872,313.615    3,353,701     610,100.015    2,119,370
Total segregated
investment accounts                   $17,039,061                  $13,955,960

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


3. Investments (continued)


                           December 31, 1993        December 31, 1992
                           Par         Market       Par          Market
                          Amount       Value       Amount        Value
Unallocated insurance
contracts-The Lincoln
National Life Insurance
Company                  $10,431,214  $10,431,214  $10,138,184  $10,138,184
Participant loans          2,761,764    2,761,764    2,414,489    2,414,489
Total investments                     $60,857,605               $50,025,093

Net realized gain on sale, distribution and forfeitures of investments is summarized as follows:

                                      Year ended December 31
                                 1993         1992         1991
Common stock:
Proceeds from
disposition of stock             $4,695,158   $7,041,177   $3,152,062
Cost of stock disposed            3,272,183    6,092,608    2,868,122
                                 $1,422,975   $  948,569   $  283,940
Segregated investment
accounts:
Proceeds from
disposition of units             $3,664,248   $3,154,773   $2,781,912
Cost of units disposed            3,239,960    2,752,630    2,447,887
                                 $  424,288   $  402,143   $  334,025
United States government
obligations:
Proceeds from sale
of securities                    $        -   $        -   $  403,815
Cost of securities sold                   -            -      395,978
                                 $        -   $        -   $    7,837

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


3. Investments (continued)

The net unrealized appreciation (depreciation) of investments in total and by investment classification is summarized as follows:


                                    Year ended December 31
                              1993          1992          1991

Market value in excess
of(less than) cost:
At beginning of the year      $11,382,355   $ 5,627,939   $ (546,151)
At end of the year             15,124,779    11,382,355    5,627,939
                              $ 3,742,424   $ 5,754,416   $6,174,090

Common stock                  $ 2,819,868   $ 5,370,972   $4,121,627
Segregated investment
accounts                          922,556       383,444    2,060,301
United States
government obligations                  -             -       (7,838)
                              $ 3,742,424   $ 5,754,416   $6,174,090

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4. Investment Options
The detail of the net assets available for plan benefits by investment option is as follows:

                          December 31, 1993
                          Investment Options
                         Total         1         2         3          4
Assets
Investments:
Common stock           $30,625,566 $30,625,566
Segregated investment
accounts                17,039,061             $718,722             $6,172,485
Unallocated insurance
contracts               10,431,214                      $10,431,214
Participant loans        2,761,764
Total investments       60,857,605  30,625,566  718,722  10,431,214  6,172,485

Accrued interest
receivable                   6,509
Cash and invested cash
(overdraft)                326,609     117,647   (1,502)       (270)   172,119
Other receivables           51,905      43,853    1,502         270        415
Contribution receivable
from The Lincoln National
Life Insurance Company   3,206,975   3,206,975
Total assets            64,449,603  33,994,041  718,722  10,431,214  6,345,019
Miscellaneous payables      30,367      30,367        -           -          -
Net assets available
for plan benefits      $64,419,236 $33,963,674 $718,722 $10,431,214 $6,345,019



                            December 31, 1993
                            Investment Options
                               5          6        7          8         Loans
Assets
Investments:
Common stock
Segregated investment
accounts                  $4,484,882 $1,331,690 $977,581 $3,353,701
Unallocated insurance
contracts
Participant loans                                                   $2,761,764
Total investments          4,484,882  1,331,690  977,581  3,353,701  2,761,764

Accrued interest
receivable                                                               6,509
Cash and invested
cash (overdraft)              (2,354)    (1,011)  (1,002)    (1,495)    44,477
Other receivables              2,354      1,011    1,002      1,495          3
Contribution receivable
from The Lincoln
National Life Insurance
Company
Total assets               4,484,882  1,331,690  977,581  3,353,701  2,812,753
Miscellaneous payables             -          -        -          -          -
Net assets available
for plan benefits         $4,484,882 $1,331,690 $977,581 $3,353,701 $2,812,753


                                            p. 9

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4. Investment Options (continued)

The detail of the net assets available for plan benefits by investment option is as follows:

                           December 31, 1992
                           Investment Options
                         Total         1        2          3          4
Assets
Investments:
Common stock           $23,516,460 $23,516,460
Segregated investment
accounts                13,955,960             $738,056             $5,180,981
Unallocated insurance
contracts               10,138,184                      $10,138,184
Participant loans        2,414,489
Total investments       50,025,093  23,516,460  738,056  10,138,184  5,180,981
Accrued interest
receivable                   6,320
Cash overdraft             (32,600)    (32,600)
Other receivables
(payables)                  46,159     138,539   (1,780)    (23,639)   (24,290)
Contribution receivable:
Agents                     132,412      40,032    1,780      23,639     24,290
The Lincoln National
Life Insurance Company   2,410,347   2,410,347
Total contribution
receivable               2,542,759   2,450,379    1,780      23,639     24,290
Total assets and net
assets available for
plan benefits          $52,587,731 $26,072,778 $738,056 $10,138,184 $5,180,981


                           December 31, 1992
                           Investment Options
                               5          6        7          8         Loans
Assets
Investments:
Common stock
Segregated investment
accounts                  $3,514,901 $1,503,906 $898,746 $2,119,370
Unallocated insurance
contracts
Participant loans                                                   $2,414,489
Total investments          3,514,901  1,503,906  898,746  2,119,370  2,414,489
Accrued interest
receivable                                                               6,320
Cash overdraft
Other receivables
(payables)                   (18,555)    (3,308)  (3,919)   (16,889)
Contribution receivable:
Agents                        18,555      3,308    3,919     16,889
The Lincoln National Life
Insurance Company
Total contribution
receivable                    18,555      3,308    3,919     16,889          -
Total assets and net
assets available for
plan benefits             $3,514,901 $1,503,906 $898,746 $2,119,370 $2,420,809

                                             p. 10

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4. Investment Options (continued)
The detail of the net assets available for plan benefits by investment option is as follows:

                         Year ended December 31, 1993
                           Investment Options
                            Total        1        2           3          4
Investment income:
Cash dividends         $ 1,031,836 $ 1,031,836
Interest                   918,338                      $   665,851
Total investment
income                   1,950,174   1,031,836              665,851
Net realized gain on
sale, distribution
and forfeitures of
investments:
Common stock             1,422,975   1,422,975
Segregated investment
accounts                   424,288             $ 30,713             $  134,993
Total net realized
gain                     1,847,263   1,422,975   30,713                134,993
Net unrealized
appreciation
(depreciation)of
investments              3,742,424   2,819,868   13,065                436,205
Contributions:
Agents                   4,364,477   1,246,320   70,397     631,515    831,779
The Lincoln National
Life Insurance Company   3,806,346   3,806,346
Total contributions      8,170,823   5,052,666   70,397     631,515    831,779
Distributions to
participants
(deduction)             (3,823,008) (2,085,728) (96,162) (1,084,881)    (5,515)
Administrative expenses
(deduction)                (56,171)    (40,293)    (445)     (6,248)    (3,562)
Net transfers
(deduction)                      -    (310,428) (36,902)     86,793   (229,862)
Net increase (decrease)
in net assets available
for plan benefits       11,831,505   7,890,896  (19,334)    293,030  1,164,038
Net assets available
for plan benefits at
beginning of the year   52,587,731  26,072,778  738,056  10,138,184  5,180,981
Net assets available
for plan benefits
at end of the year     $64,419,236 $33,963,674 $718,722 $10,431,214 $6,345,019


                         Year ended December 31, 1993
                           Investment Options
                               5          6        7          8         Loans
Investment income:
Cash dividends
Interest                                                            $  252,487
Total investment income                                                252,487
Net realized gain on
sale, distribution and
forfeitures of
investments:
Common stock
Segregated investment
accounts                  $  119,958 $   36,281 $ 46,491 $   55,852
Total net realized gain      119,958     36,281   46,491     55,852
Net unrealized
appreciation
(depreciation)of
investments                  198,293    (11,404)  49,764    236,633
Contributions:
Agents                       725,553     93,977  129,777    635,159
The Lincoln National
Life Insurance Company
Total contributions          725,553     93,977  129,777    635,159
Distributions to
participants (deduction)    (269,254)   (34,161) (52,390)   (25,732)  (169,185)
Administrative expenses
(deduction)                   (2,409)      (828)    (578)    (1,808)
Net transfers (deduction)    197,840   (256,081) (94,229)   334,227    308,642
Net increase (decrease)
in net assets available
for plan benefits            969,981   (172,216)  78,835  1,234,331    391,944
Net assets available for
plan benefits at
beginning of the year      3,514,901  1,503,906  898,746  2,119,370  2,420,809
Net assets available for
plan benefits at end of
the year                  $4,484,882 $1,331,690 $977,581 $3,353,701 $2,812,753

                                             p. 11

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4. Investment Options (continued)

The detail of the net assets available for plan benefits by investment option is as follows:

                         Year ended December 31, 1992
                           Investment Options
                            Total         1         2          3           4
Investment income:
Cash dividends         $   960,231 $   960,231
Interest                   951,796                        $ 703,971
Total investment
income                   1,912,027     960,231              703,971
Net realized gain on
sale, distribution and
forfeitures of
investments:
Common stock               948,569     948,569
Segregated investment
accounts                   402,143             $ 25,857             $  119,044
Total net realized
gain                     1,350,712     948,569   25,857                119,044
Net unrealized
appreciation
(depreciation)
of investments           5,754,416   5,370,972   18,469                 (7,000)
Contributions:
Agents                   3,700,880   1,101,494   53,782     634,157    793,120
The Lincoln National
Life Insurance Company   2,988,118   2,988,118
Total contributions      6,688,998   4,089,612   53,782     634,157    793,120
Distributions to
participants
(deduction)             (2,674,106) (1,341,691) (37,650)   (683,002)  (158,122)
Net transfers
(deduction)                      -  (2,488,136)  25,335   1,391,747    370,346
Net increase in net
assets available for
plan benefits           13,032,047   7,539,557   85,793   2,046,873  1,117,388
Net assets available
for plan benefits at
beginning of the year   39,555,684  18,533,221  652,263   8,091,311  4,063,593
Net assets available
for plan benefits at
end of the year        $52,587,731 $26,072,778 $738,056 $10,138,184 $5,180,981

                          Year ended December 31, 1992
                            Investment Options
                               5          6        7          8         Loans
Investment income:
Cash dividends
Interest                                                            $  247,825
Total investment income                                                247,825
Net realized gain on
sale, distribution and
forfeitures of
investments:
Common stock
Segregated investment
accounts                  $  140,906 $   59,197 $ 34,831 $   22,308
Total net realized gain      140,906     59,197   34,831     22,308
Net unrealized
appreciation
(depreciation) of
investments                  245,940     (7,590)  18,577    115,048
Contributions:
Agents                       444,698    118,822   96,678    458,129
The Lincoln National Life
Insurance Company
Total contributions          444,698    118,822   96,678    458,129
Distributions to
participants (deduction)    (126,437)  (112,517) (42,182)   (36,655)  (135,850)
Net transfers (deduction)    131,015       (911) 113,907    499,355    (42,658)
Net increase in net assets
available for plan
benefits                     836,122     57,001  221,811  1,058,185     69,317
Net assets available for
plan benefits at beginn-
ing of the year            2,678,779  1,446,905  676,935  1,061,185  2,351,492
Net assets available for
plan benefits at end of
the year                  $3,514,901 $1,503,906 $898,746 $2,119,370 $2,420,809

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4. Investment Options (continued)
The detail of the net assets available for plan benefits by investment option is as follows:
                         Year ended December 31, 1991
                           Investment Options
                            Total         1          2         3          4
Investment income:
Cash dividends         $   905,616 $   905,616
Interest                   871,329       4,757 $    171  $  625,370
Total investment
income                   1,776,945     910,373      171     625,370
Net realized gain on
sale, distribution
and forfeitures of
investments:
Common stock               283,940     283,940
Segregated investment
accounts                   334,025                5,787             $  128,778
United States government
obligations                  7,837                7,837
Total net realized gain    625,802     283,940   13,624                128,778
Net unrealized
appreciation of
investments              6,174,090   4,121,627   66,023                796,229
Contributions:
Agents                   3,186,223   1,154,803   43,803     632,984    637,765
The Lincoln National
Life Insurance Company
(net of forfeitures)       502,765     500,495                   11        319
Total contributions      3,688,988   1,655,298   43,803     632,995    638,084
Distributions to
participants
(deduction)             (2,773,457)   (971,281) (99,218) (1,047,792)  (143,630)
Net transfers
(deduction)                      -  (1,399,379) (15,226)    824,279     35,040
Net increase (decrease)
in net assets available
for plan benefits        9,492,368   4,600,578    9,177   1,034,852  1,454,501
Net assets available
for plan benefits at
beginning of the year   30,063,316  13,932,643  643,086   7,056,459  2,609,092
Net assets available
for plan benefits at
end of the year        $39,555,684 $18,533,221 $652,263  $8,091,311 $4,063,593


                     Year ended December 31, 1991
                          Investment Options
                               5          6          7        8         Loans
Investment income:
Cash dividends
Interest                                                            $  241,031
Total investment income                                                241,031
Net realized gain on
sale, distribution
and forfeitures of
investments:
Common stock
Segregated investment
accounts                  $  130,757 $   51,528 $ 11,835 $    5,340
United States government
obligations
Total net realized gain      130,757     51,528   11,835      5,340
Net unrealized
appreciation of
investments                  848,864     32,929   81,098    227,320
Contributions:
Agents                       278,619    180,203   79,356    178,690
The Lincoln National
Life Insurance Company
(net of forfeitures)             327        667                 946
Total contributions          278,946    180,870   79,356    179,636
Distributions to
participants (deduction)    (174,923)  (155,972) (16,834)      (483)  (163,324)
Net transfers
(deduction)                    2,489   (384,987) 132,474    649,372    155,938
Net increase
(decrease) in net
assets available for
plan benefits              1,086,133   (275,632) 287,929  1,061,185    233,645
Net assets available
for plan benefits at
beginning of the year      1,592,646  1,722,537  389,006             2,117,847
Net assets available
for plan benefits
at end of the year        $2,678,779 $1,446,905 $676,935 $1,061,185 $2,351,492

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4.  Investment Options (continued)

Information with respect to investment options is as follows:

  Option  Description of Investment Option

    1     LNC Stock Fund, which invests primarily in
       shares of Lincoln National Corporation's common stock;

    2     U.S. Government Bond Fund, which invests primarily
       in United States government bonds, notes and other direct obligations of the United States;

    3     Guaranteed Fund, which invests primarily in contracts
       which guarantee a rate of return and principal;

    4     Core Equity Fund, which directly or indirectly invests
       primarily in the common stock of established companies;

    5     Medium Capitalization Equity Fund, which directly or
       indirectly invests primarily in the stock of new, rapid growth companies;

    6     Short-Term Fund, which directly or indirectly invests
       primarily in notes of government agencies and private corporations;

    7     Government/Corporate Bond Fund, which directly or
       indirectly invests primarily in corporate and U.S.
       government bonds and mortgage-backed securities;

    8     Large Capitalization Equity Fund, which directly or
       indirectly invests primarily in high-risk common stocks which have the potential for a significant appreciation in value over an 18 to 24 month period.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


4.  Investment Options (continued)

Subsequent to December 31, 1993, the Plan began offering five additional
segregated investment accounts as investment options to participants.   These
five investment options consist of the International Equity Fund which invests in common stocks of foreign companies with a long-term growth potential; the Small Capitalization Growth Equity Fund which invests in undervalued, small emerging growth companies; the Balanced Fund which invests in common stocks, bonds and other short-term assets; the Value Equity Fund which invests in undervalued, large capitalization companies; and the High Yield Fund which invests in a diversified portfolio of below investment grade securities.

The information as to the number of agents selecting each investment option is not readily available.

Interest charged on new loans to participants is established monthly based upon prevailing rates for similar loans. Loans are repaid over five or ten year periods depending on the purpose of the loan or when a participant withdraws from the Plan.


5. Income Tax Status

The Internal Revenue Service has ruled (May 5, 1986) that the Plan qualifies under Section 401(a) of the Internal Revenue Code ("IRC") and, therefore, is
not subject to tax under the present income tax laws.   Further, the Plan is
required to operate in conformity with the IRC to maintain it's qualification. The Plan's administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

6. Tax Implications to Participating Agents

There are no income tax consequences to participating agents arising from their pre-tax contributions, the Company's contributions and income earned in the Plan until actual distribution or withdrawal from the Plan. The tax basis of securities distributed to the agent is provided by the Lincoln National Corporation Benefits Investment Committee.

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


7. Transactions With Parties-In-Interest

All investments held by the Plan and related investment transactions, except for short-term cash investments, were with the Company. Prior to January 1, 1993, the Company provided certain administrative services at no cost to the Plan. In 1993, the Company began charging for administrative services to the Plan. Expenses incurred solely for the LNC Stock Fund are charged directly to the LNC Stock Fund while all other administrative expenses are charged to earnings of the other investment options based upon the market value of the respective funds applicable to each investment option. The Plan incurred $56,171 in 1993 for administrative services provided by the Company for the Plan.
8. Concentrations of Credit Risks

The Plan has investments in common stock of LNC, and in segregated investment accounts and unallocated insurance contracts with the Company of $30,625,566, $17,039,061 and $10,431,214, respectively, at December 31, 1993 (47.5%, 26.5%
and 16.2% of net assets, respectively).   LNC and the Company operate
predominately in the insurance industry.


9. Reconciliation of Financial Statements to Form 5500
 The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                                 December 31,
                                                                    1993
Net assets available for plan benefits per the
  financial statements                                          $64,419,236
Amounts allocated to withdrawing participants                      (289,810)
Net assets available for plan benefits per the Form 5500        $64,129,426

The Lincoln National Life Insurance Company
Agents' Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)


9. Reconciliation of Financial Statements to Form 5500
(continued)

Amounts allocated to withdrawing participants by fund option is as  follows:


                                                               December 31,
                                                                    1993

   LNC Stock Fund                                              $117,276
   Core Equity Fund                                             172,534
                                                               $289,810

The following is a reconciliation of distributions to participants per the financial statements to the Form 5500:

                                                                December 31,
                                                                    1993
   Distributions to participants per the
   financial statements                                       $3,823,008
   Amounts allocated to withdrawing participants
   at December 31, 1993                                          289,810
   Distributions to participants per the Form 5500            $4,112,818

Amounts allocated to withdrawing participants are recorded on the Form 5500 for distributions that have been processed and approved for payment prior to year-end but have not yet been paid.

The Plan reported on Form 5500 net realized gains and net unrealized appreciation of $671,689 (unaudited) and $4,917,998 (unaudited), respectively, for the year ended December 31, 1993. Such amounts, which differ from the amounts reported herein, were computed in accordance with the requirements of the Department of Labor.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

     Reference is hereby made to Item 14 of Form S-3, "Other Expenses of Issuance and Distribution."

Item 14.   Indemnification of Directors and Officers

     Pursuant to Indiana law (IND. CODE ANN. Sec. 23-1-37-1 et seq. (Burns, 1989 Repl. Volume)), and to the respective by-laws of LNC and the Company, present and former directors, officers, employees and agents of LNC and the Company will be indemnified by their respective corporations against liabil-ity incurred in their capacities as directors, officers, employees, or agents, or arising from their status as such.

     Further, as permitted by IND. CODE ANN. Sec. 23-1-37-14 (Burns, 1989 Repl. Volume) and the by-laws, LNC has purchased insurance designed to pro-tect and indemnify itself and the Company and their officers, directors, employees and agents in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against them by reason of any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty while acting in their respective capacities as directors, officers, employees or agents of the Company.

Item 15.   Recent Sales of Unregistered Securities

     Not Applicable.

Item 16.   Exhibits and Financial Statement Schedules

     a) The exhibits furnished with this Registration Statement are listed on page II-5.

     b) All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the required information has been included in the financial statements, and therefore has been omitted.







V10N0XLU/35/LCT

Item 17.   Undertakings

     (a) The undersigned registrant undertakes -- (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



V10N0XLU/36/LCT

                                   Form S-3

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     Set forth below are estimates of all additional expenses incurred or to be incurred by the Issuer paid in calendar year 1993, in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commission.

          Registration fees                  $   -0-
          Printing and engraving                 -0-
          Legal fees                             -0-
          Accounting fees                      4,000
          State blue sky fees and expenses       -0-
          Miscellaneous                          -0-

               TOTAL                          $4,000


     The Issuer paid in 1994 an annual premium of approximately $1,018,675 (for itself and all subsidiaries) in respect of directors' and officers' liability insurance which would cover, among other things, certain claims made against its directors and officers including claims arising under the Securities Act of 1933, as amended.


Item 15.   Indemnification of Directors and Officers

     Pursuant to Indiana law (IND. CODE ANN. Sec. 23-1-37-1 et seq. (Burns, 1989 Repl. Volume)), and to the respective by-laws of LNC and the Company, present and former directors, officers, employees and agents of LNC and the Company will be indemnified by their respective corporations against liability incurred in their capacities as directors, officers, employees, or agents, or arising from their status as such.

     Further, as permitted by IND. CODE ANN. Sec. 23-1-37-14 (Burns, 1989 Repl. Volume) and the by-laws, LNC has purchased insurance designed to protect and indemnify itself and the Company and their officers, directors, employees and agents in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against them by reason of any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty while acting in their respective capacities as directors, officers, employees or agents of the Company.

Item 16.   Exhibits

     The exhibits furnished with this Registration Statement are listed on page II-5.


V10N0XLU/37/LCT

Item 17.   Undertakings

     (a) The undersigned registrant undertakes -- (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




V10N0XLU/38/LCT

                                 SIGNATURES

     Lincoln National Corporation ("Issuer") - Pursuant to the requirements of the Securities Act of 1933, the Issuer has duly cuased this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, the State of Indiana on the 1st day of April, 1994.

                                       LINCOLN NATIONAL CORPORATION

                                       /S/ROBERT A. ANKER
                                       Robert A. Anker,
                                       President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                          Date


/S/IAN M. ROLLAND            Chairman of the Board          4/1/94
(Ian M. Rolland)             & Director (Principal
                             Executive Officer)

/S/ROBERT A. ANKER           President, Chief Operating     4/1/94
(Robert A. Anker)            Officer and Director

/S/DONALD L. VANWYNGARDEN    Second Vice President &        4/1/94
(Donald L. VanWyngarden)     Controller (Principal
                             Accounting Officer)

/S/RICHARD C. VAUGHAN        Senior Vice President          4/1/94
(Richard C. Vaughan)         (Principal Financial
                             Officer)


                             Director
(J. Patrick Barrett)

**/S/THOMAS D. BELL, JR.     Director                       4/1/94
(Thomas D. Bell, Jr.)


                             Director
(Daniel K. Efroymson)

V10N0XLU/42/LCT

Signature                    Title                          Date

/S/HARRY L. KAVETAS          Director                       4/1/94
(Harry L. Kavetas)

*/S/M. LEANNE LACHMAN        Director                       4/1/94
(M. Leanne Lachman)

                             Director
(Leo J. McKernan)

*/S/EARL L. NEAL             Director                       4/1/94
(Earl L. Neal)

**/S/JOHN M. PIETRUSKI       Director                       4/1/94
(John M. Pietruski)

*/S/JILL S. RUCKELSHAUS      Director                       4/1/94
(Jill S. Ruckelshaus)

/S/GORDON A. WALKER          Director                       4/1/94
(Gordon A. Walker)


**/S/GILBERT R. WHITAKER, JR.Director                       4/1/94
(Gilbert R. Whitaker, Jr.)



*/S/JEREMY SACHS,   pursuant to a Power of Attorney filed with the
Jeremy Sachs        original Registration Statement, effective April
                    30, 1986.

**/S/JEREMY SACHS,  pursuant to a Power of Attorney Statement, filed
Jeremy Sachs        with Post-Effective Amendment No. 5 to the
                    Registration Statement, effective April 30, 1991.










V10N0XLU/43/LCT

                                 SIGNATURES

     The Lincoln National Life Insurance Company ("Company") Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, the State of Indiana on the 1st day of April, 1994.

                                        THE LINCOLN NATIONAL
                                        LIFE INSURANCE COMPANY

                                        By:  /S/ROBERT A. ANKER
                                             Robert A. Anker,
                                             President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date


/S/IAN M. ROLLAND             Chairman, Chief Executive    4/1/94
(Ian M. Rolland)              Officer & Director
                              (Principal Executive Officer)


/S/ROBERT A. ANKER            President, Chief Operating   4/1/94
(Robert A. Anker)             Officer & Director


/S/O. DOUGLAS WORTHINGTON     Vice President, Controller   4/1/94
(O. Douglas Worthington)      and Assistant Treasurer
                              (Principal Financial &
                              Accounting Officer)


*/S/P. KENNETH DUNSIRE        Executive Vice President     4/1/94
(P. Kenneth Dunsire)          and Director


*/S/EDWARD D. IRONS           Director                     4/1/94
(Edward D. Irons)


*/S/M. JOYCE SCHLATTER        Director                     4/1/94
(M. Joyce Schlatter)



V10N0XLU/46/LCT

Signature                     Title                        Date



*/S/THOMAS M. WEST            Director and Executive       4/1/94
(Thomas M. West)              Vice President



*/S/JEREMY SACHS,   pursuant to a Power of Attorney filed with the
Jeremy Sachs        the original Registration Statement, effective
                    April 30, 1986.


**/S/JEREMY SACHS,  pursuant to a Power of Attorney filed with Post-
Jeremy Sachs        Effective Amendment Number 5 to the Registration
                    Statement, effective April 30, 1991.




































V10N0XLU/47/LCT

                                 SIGNATURES

     The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan ("Plan"). Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, and the State of Indiana on the 1st day of April, 1994.

                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY AGENTS' SAVINGS AND PROFIT-
                                        SHARING PLAN

                                        By:  /S/JON A. BOSCIA
                                             Jon A. Boscia, Chairman of The
                                             Lincoln National Corporation
                                             Benefits Investment Committee

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date


/S/JON A. BOSCIA              Chairman                     4/1/94
(Jon A. Boscia)


**/S/ROBERT A. ANKER          Member                       4/1/94
(Robert A. Anker)


                              Member
(George E. Davis)


**/S/P. KENNETH DUNSIRE       Member                       4/1/94
(P. Kenneth Dunsire)


                              Member
(F. Cedric McCurley)


*/S/RICHARD S. ROBERTSON      Member                       4/1/94
(Richard S. Robertson)


/S/RICHARD C. VAUGHAN          Member                       4/1/94
(Richard C. Vaughan)

V10N0XLU/50/LCT

*/S/JEREMY SACHS,   pursuant to a Power of Attorney filed with the
Jeremy Sachs        original Registration Statement, effective April 30,
                    1986.

**/S/JEREMY SACHS,  pursuant to a Power of Attorney filed with Post-
Jeremy Sachs        Effective Amendment No. 5 to the Registration
                    Statement, effective April 30, 1991.





V10N0XLU/51/LCT

                       INDEX TO EXHIBITS

                                              Page No. in the
                                              Sequential Numbering
Exhibit No.     Description                   System

   23           Consent of Ernst &
                Young, Independent
                Auditors